                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 6, 2003

                            SURFNET MEDIA GROUP, INC.
        (Exact name of small business issuer as specified in its charter)

         Delaware                 333-57818                 58-2604254

(State or other jurisdiction     Commission                (IRS Employer
     of incorporation)           File Number             Identification No.)

                         6595 G Roswell Road, Suite 222
                           Atlanta, Georgia 30328-3152
           (Address of principal executive offices, including zip code

                                 (770) 730-9440
                 (Issuer's telephone number including area code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Beneficial Ownership

On June 6, 2003, contemporaneous with the closing of a reverse triangular merger under Section 368(a)(2)(E) of the Internal Revenue Code of 1986 through which
SurfNet Media Group, Inc., an Arizona corporation, merged into our wholly owned subsidiary, SurfNet New Media, Inc., we closed a stock purchase agreement with
Sundance Capital Fund I, LP resulting in a change in control. In connection with the transaction, we entered into an agreement with Sundance providing for the investment by Sundance of $1,000,000. The balance of $900,000 is payable subject to our satisfaction of certain milestones. We expect a second payment of
$100,000 on or before July 31, 2003.

In addition, pursuant to an assumption agreement with the merged entity dated
May 23, 2003, Sundance agreed to guarantee obligations of $212,500 undisclosed on unaudited financial statements previously furnished to Sundance by the merged entity. Sundance received demand registration rights with respect to the shares issued in connection with the assumption of these obligations.

Sundance's $1,000,000 investment is supported by a funding commitment provided by its limited partners. To date, the limited partners have contributed $300,000 to Sundance in accordance with their subscription agreements. We received
$100,000 from Sundance as of the closing and expect to receive a second payment of $100,000 from Sundance prior to July 25, 2003. The balance of $800,000 is payable subject to our satisfaction of certain milestones described in the stock purchase agreement. Sundance expects to satisfy its obligations under the assumption agreement through the sale of additional limited partnership interests.

As of July 16, 2003, Sundance is our largest single stockholder and the beneficial owner of 41.82% of our issued and outstanding common stock. Sundance obtained a portion of these shares through the merger by exchanging shares of the merged entity's common stock it received in accordance with the assumption agreement for shares of our common stock. Sundance purchased the balance of the shares in accordance with the terms of the stock purchase agreement.

In connection with the transaction, we have also issued a warrant to Sundance
Capital Partners, LLC, general partner of Sundance, for the purchase of 500,000 shares of our common stock at the price of $1.00 per share. The warrant expires on June 5, 2008. The general partner received demand registration rights with respect to shares issued upon exercise of the warrant.

As described further at Item 2, in connection with the merger, we also agreed to issue 3,500,000 shares of our common stock for all of the issued and outstanding shares of common stock of the merged company held by its former shareholders. To date, 2,524,391 of such shares have been issued.

As a condition of the merger, we also effectuated a one for 10 reverse stock split. As a result of the reverse stock split, the shares issued to the merged company's former shareholders, and the shares issued to Sundance, we have experienced a change in control.

Voting Agreement

We have entered into a voting agreement with Sundance and certain of the merged company's shareholders relating to the election of members to our Board of
Directors. The voting agreement affords Sundance Capital Fund the right to two seats on the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 16, 2003. All stockholders have sole voting and investment power over the shares beneficially owned.

Included within this table is information concerning each stockholder who owns more than 5% of any class of our securities, including those shares subject to outstanding options, and each officer and director.

     Name and Address of Beneficial             Amount and Nature of    Percent of
               Owner                            Beneficial Ownership      Class

      Robert Arkin, CEO, CFO and Director             100,000             1.66%
      c/o SurfNet Media Group, Inc.
      6595G Roswell Road
      Suite 222
      Atlanta, GA  30328

      James P. Haught, COO and Director                10,000              .17%
      c/o SurfNet Media Group, Inc.
      6595G Roswell Road
      Suite 222
      Atlanta, GA  30328

      Andrew L. Burgess, Jr., Director                348,555             5.79%
      c/o SurfNet New Media, Inc.
      2245 West University Drive
      Suite 9
      Tempe, AZ  85281

      Sundance Capital Fund I, LP                   1,525,000            41.82%
      4515 Chesswood Drive
      Unit A
      Toronto, Ontario M3J2V6

      Daryl A. Gullickson*                            619,777            10.30%
      20231 N. 31st Street
      Phoenix, AZ  85050

      All officers and directors as a group(3         458,555             7.62%
      persons)
_____________________________________________
*Our Annual Report on Form 10-KSB filed with the Securities and Exchange
Commission on June 16, 2003 inadvertently failed to include Mr. Gullickson in the above table describing the security ownership of certain beneficial owners and management.

Escrow agreements

Sundance has entered into an escrow agreement whereby Robert D. Arkin, PC, an affiliate of our Chief Executive Officer holds 1,400,000 shares. Under the escrow agreement, the escrow agent may release 160,000 shares from escrow after
Sundance releases to us $100,000, and 155,000 shares for each $100,000 that
Sundance releases to us up to a total of $900,000. Pursuant to the escrow agreement, Sundance is entitled to vote the escrowed shares.

Daryl Gullickson and Andrew Burgess are subject to an escrow agreement with
Interwest Transfer Co., Inc. binding the former shareholders of the merged company. The escrow agreement provides that 10% of the shares issuable pursuant to the merger will be held in escrow for a one-year period. In the event we believe that the merged company breached any representation, warranty, covenant or other provision in the merger agreement, we have the right to make a claim against the escrow. 61,978 shares beneficially owned by Mr. Gullickson have been placed in escrow. 34,855 shares beneficially owned by Mr. Burgess have been placed in escrow. Pursuant to the escrow agreement, Mr. Gullickson and Mr.
Burgess are entitled to vote their respective shares.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

As noted in our response to Item 1 above, on June 6, 2003 we closed an Agreement and Plan of Merger with SurfNet Media Group, Inc., an Arizona corporation. In accordance with the merger agreement, a reverse triangular merger was effected under Section 368(a)(2)(E) of the Internal Revenue Code of 1986 through which
SurfNet Media Group merged into our wholly owned subsidiary, SurfNet New Media,
Inc. Contemporaneous with the closing, we changed our name from InnerSpace
Corporation to SurfNet Media Group, Inc. and effected a one for 10 reverse stock split

SurfNet is a digital audio broadcasting company that provides music and original content, talk radio programming on Web sites globally over the Internet.
Listeners can access SurfNet's radio stations through drop down menus that appear when their browsers open to Web pages embedded with Metaphor(TM),
SurfNet's proprietary, patent pending, streaming media technology. Currently,
SurfNet offers three stations, VoiceAmerica(TM)talk radio,
BusinessAmerica(TM)Radio and BoomBox(R)music radio. The assets acquired from
SurfNet in connection with the merger will continue to be used in the same manner that they were used prior to the merger.

The merger was stock for stock transaction in which we agreed to issue 3,500,000 shares of our common stock for all of the issued and outstanding shares of
SurfNet common stock held by SurfNet's former shareholders other than shares for which dissenters' rights are perfected in compliance with applicable law.
SurfNet had approximately 50 shareholders. No former shareholder of the merged company, other than Sundance Capital Fund I, LP and Mr. Gullickson, is the beneficial owner of more than 5% of our issued and outstanding capital stock. To date, our transfer agent has issued 2,524,391 shares to SurfNet's former shareholders.

Andrew L. Burgess, Jr., a former officer, director and shareholder of SurfNet, has been elected to our Board of Directors and as an officer and director of our wholly owned subsidiary, SurfNet New Media, Inc. None of our affiliates, directors, officers, or associates of our directors or officers has a material relationship with Mr. Burgess other than through his service as one of our directors and as an officer and director of SurfNet New Media, Inc. Neither we, nor any of our affiliates, directors, officers, or associates of our directors or officers has a material relationship with any of SurfNet's other former shareholders.

ITEM 5. OTHER EVENTS.

On June 6, 2003, we elected Douglas Johnson to our Board of Directors as contemplated by the merger. Our Annual Report on Form 10-KSB filed with the
Securities and Exchange Commission on June 16, 2003 incorrectly noted, in Item 9 thereof, that Mr. Johnson resigned as an officer and director on July 15, 2003.
On July 9, 2003 the holders of a majority of our outstanding shares removed Mr.
Johnson as a member of the Board of Directors for conduct detrimental to the best interests of the Company and breach of fiduciary duty. The Board of
Directors of the Company removed him as an officer of the Company on June 18,
2003. His employment with our wholly owned subsidiary, SurfNet New Media, Inc.
was terminated on July 17, 2003.

On June 6, 2003, we elected Pamela Johnson to our Board of Directors as contemplated by the merger. Our Annual Report on Form 10-KSB filed with the
Securities and Exchange Commission on June 16, 2003 incorrectly noted, in Item 9 thereof, that Ms. Thompson resigned as an officer of the Company on July 15,
2003. Ms. Johnson never served as an officer of the Company. On July 15, 2003, she resigned as a director of the Company. Her consulting agreement with our wholly owned subsidiary, SurfNet New Media, Inc. was terminated on that same date.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

By not later than August 20, 2003, we intend to file by amendment to this
Current Report on Form 8-K the financial statements required by this Item 7.

Exhibits

   Exhibit Number                       Document

        2.1             Agreement and Plan of Merger dated as of May 23, 2003 with
                        SurfNet New Media, Inc. and SurfNet Media Group, Inc.

        3.4             Certificate of Amendment of Certificate of Incorporation
                        dated May 28, 2003 (incorporated by reference to Exhibit 3.4 on Registrant's Report on Form 10-KSB for the annual period ended February 28, 2003 filed on July 16, 2003)

        4.4             Letter of Transmittal to Interwest Transfer Co., Inc.

        4.5             Letter dated April 25, 2003 between Sundance Capital Fund I,
                        LP and SurfNet Media Group, Inc. (to be filed by amendment)

        4.6             Escrow Agreement dated as of May 23, 2003 with Sundance
                        Capital Fund I, LP and Robert D. Arkin, P.C.

        4.7             Common Stock Purchase Warrant dated as of the Effective Date for 500,000 shares at $1.00 per share to Sundance Capital
                        Partners, LLC

        4.8             Registration Rights Agreement dated as of the Effective Date with Sundance Capital Partners, LLC

        4.9             Registration Rights Agreement dated as of the Effective Date with Sundance Capital Partners, LLC (to be filed by amendment)

        4.10            Common Stock Purchase Warrant dated as of June 6, 2003 for
                        150,000 shares at $1.00 per share to Nova Redwood, LLC

        4.11            Mutual Settlement Agreement and Release between SurfNet
                        Media Group, Inc. and Nova Redwood, LLC dated May 23, 2003
                        (to be filed by amendment)

        4.12            Voting Agreement dated as of May 16, 2003 with SurfNet Media
                        Group, Inc. and certain shareholders (to be filed by
                        amendment)

        99.3            Escrow Agreement with Interwest Transfer Co., Inc. dated as of June 6, 2003

        99.4            Assumption Agreement dated May 23, 2003 between SurfNet
                        Media Group, Inc. and Sundance Capital Fund I, LP (to be filed by amendment)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SURFNET MEDIA GROUP, INC.
("Registrant")

             /s/ Robert D. Arkin
By:       __________________________
           Robert D. Arkin
           Chief Executive Officer

Date:    July 17, 2003